                                                                     EXHIBIT 21


                    HEALTHDYNE INFORMATION ENTERPRISES, INC.
                          SUBSIDIARIES OF THE COMPANY
                            AS OF DECEMBER 31, 1996


                                                                                    JURISDICTION OF
                  NAME                                                               INCORPORATION
                  ----                                                               -------------
Criterion Health Strategies, Inc.                                                     Tennessee

DataView Imaging International, Inc.                                                  Georgia

Healthcare Communications, Inc.                                                       Texas

Integrated Healthcare Solutions, Inc. (formerly, Clinical
       Assessment Support System, Inc.)                                               Georgia


Note: The above subsidiaries (except for Criterion Health Strategies, Inc. in which the Company owns less than 1% equity ownership interest and DataView Imaging International, Inc. in which the Company owns 19.5% equity ownership interest) are wholly-owned subsidiaries of the Company.